Attachment to Form 3

Issuer & Ticker Symbol:	Howell Corporation/HWL


Statement For:			November 15, 2002


	Designated Filer:			GABELLI ASSET MANAGEMENT INC.

	List of Joint Filers:		GABELLI GROUP CAPITAL PARTNERS, INC.
						One Corporate Center
						Rye, New York 10580


						MARIO J. GABELLI
						One Corporate Center
						Rye, New York 10580







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